Exhibit 99.1

Contact:
Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D., CEO
Kevin W. Quinlan, CFO
Tel:  781-457-9000

Anika Therapeutics Acquires Fidia Advanced Biopolymers: A Leading Innovator in Hyaluronic Acid Based Tissue Engineered Products

Acquisition Provides Novel Technology Platform for Growth & Broadens Anika’s
Product Portfolio and Development Pipeline

Company to Develop Direct Sales Capability for MONOVISC™ and FAB Products

BEDFORD, Mass, – December 31, 2009 – Anika Therapeutics, Inc. (Nasdaq: ANIK) today announced that it has  acquired Fidia Advanced Biopolymers, s.r.l. (“FAB”), a wholly-owned subsidiary of privately held Italian pharmaceutical company, Fidia Farmaceutici S.p.A.  FAB provides hyaluronic acid-based (“HA”) products in several therapeutic areas including for the regeneration of connective and structural tissues damaged by injuries, aging or degenerative diseases.  The Company also announced that it will develop its own direct U.S. sales capability to capture significantly higher margins from the domestic sales of MONOVISC™, its single-injection osteoarthritis treatment.  Direct commercialization activities will also include the portfolio of FAB orthopedic products once approvals are achieved in the United States.

Under the terms of the sale and purchase agreement, Anika purchased FAB in exchange for USD $17.1 million in cash and 1,981,192 shares of its common stock.  FAB recorded product revenue of approximately USD $11.1 million in the 12 months ended September 30, 2009.  Anika anticipates that the acquisition will be accretive to earnings in the second year of combined operations.

FAB has approximately 50 employees at its headquarters in Abano Terme,  Italy, which includes R&D and cell culture laboratories, as well as commercial and manufacturing operations.  FAB’s unique, patented technology for modifying HA to produce fibers, films and textile biomaterials is used in a wide variety of medical device applications.   FAB also pioneered in Europe the development of tissue engineered products for cartilage regeneration and treatment of burns and diabetic ulcers.  FAB’s modified HA technology is also commercialized in a range of orthopedic, otolaryngology, and urogynecology products.

“FAB provides Anika with an exciting new growth platform and advances our vision to offer therapeutic products that go beyond pain relief to protect and restore damaged tissue,” said Charles H. Sherwood, Ph.D., Anika’s President and Chief Executive Officer.  “FAB’s complementary regenerative technology allows us to expand Anika’s commercial product portfolio and development pipeline with innovative joint health and other therapeutic products.  FAB also has a strong research ability that complements Anika’s excellent development and manufacturing resources.”

“FAB’s innovative orthopedic product portfolio will provide us with a critical mass of products to sell into the U.S. market along with MONOVISC upon its approval,” said Sherwood.  “We filed the final module of our MONOVISC PMA containing the clinical data on December 24th, and we expect to receive U.S. FDA approval in the second half of 2010.  Internationally, we are planning to leverage FAB’s strong distributor partners in Europe and Asia to enhance sales of MONOVISC and Anika’s other products in new and existing international markets.”

“The acquisition of FAB and the decision to build a direct Anika sales capability are two important, mutually reinforcing milestones that we expect to propel Anika to a new stage of growth.  We are confident that our integrated team will realize significant upside potential from the combined company, and we look forward to welcoming FAB’s talented employees to Anika,” concluded Sherwood.

Conference Call
Anika will conduct a special conference call on Monday, January 4, 2010 at 10 a.m. (Eastern time) to provide an overview of the transaction and other business and financial matters affecting the Company, some of which may contain information that has not been previously disclosed.  To listen to the conference call, dial 800-299-7089 (International callers dial 617-801-9714) and use the passcode 31471402. Please call approximately 10 minutes before the starting time and reference Anika Therapeutics. In addition, the conference call will be available to interested parties through a live audio webcast in the "Investor Relations" section of Anika’s website, www.anikatherapeutics.com.  The call will be archived and accessible on the same website shortly after the conclusion of the call.

The webcast also is being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About Anika Therapeutics, Inc.

Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing and repair.  These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.  Anika’s products include ORTHOVISC®, a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek; HYVISC®, a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc.; the ELEVESS, ELEVESS Light, and HYDRELLE family of aesthetic dermatology products for facial wrinkles, scar remediation and lip augmentation; AMVISC®, AMVISC® Plus, STAARVISC™-II and Shellgel™ injectable viscoelastic HA products for ophthalmic surgery; INCERT®, an HA-based anti-adhesive for surgical applications; ORTHOVISC® mini a treatment for osteoarthritis targeting small joints and available in Europe; MONOVISC™ a single-injection osteoarthritis product based on Anika’s proprietary cross-linking technology and available in Europe, Turkey and Canada; and next generation products for joint health and aesthetic dermatology based on the Company’s proprietary, chemically modified HA.

This press release contains, and the Company’s conference call may contain, forward-looking statements within the meaning of the federal securities laws.  The statements made in this press release and those that may be made during the Company’s conference call which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “plan,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” “expect” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements.  These statements also include: (i) expectations about the Company’s development of its own direct U.S. sales capability to capture significantly higher margins from the domestic sales of MONOVISC and FAB products; (ii) expectations that the acquisition of FAB will be accretive to the Company’s earnings, realize significant upside potential, and propel the Company to a new stage of growth; (iii) expectations that the FAB acquisition will provide the Company with new growth platforms and advances, including expanding the Company’s commercial product portfolio and development pipeline and providing a critical mass of products to sell into the U.S. market as well as leveraging FAB’s distributor partners in Europe and Asia to enhance sales of MONOVISC and other products in new and existing international markets; (iv) the Company’s expectations concerning its MONOVISC product, including the U.S. clinical trials and receiving Food and Drug Administration (“FDA”) approval of the MONOVISC PMA filing in 2010;and (v) the Company’s ability to capitalize on exciting growth opportunities and fulfill its joint health vision to alleviate pain, repair and restore damaged tissue.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and other factors. The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the Company’s future sales and product revenues, including geographic expansions, possible retroactive price adjustments, and expectations of unit volumes or other offsets to price reductions; (ii) the Company’s manufacturing capacity and efficiency gains and work-in-process manufacturing operations; (iii) the timing, scope and rate of patient enrollment for clinical trials; (iv) the development of possible new products; (v) the Company’s ability to achieve or maintain compliance with laws and regulations; (vi) the timing of and/or receipt of the FDA, foreign or other regulatory approvals and/or reimbursement approvals of current, new or potential products, and any limitations on such approvals; (vii) negotiations with potential and existing partners, including the Company’s performance under any of the Company’s  existing and future distribution or supply agreements or the Company’s expectations with respect to sales and sales threshold milestones pursuant to such agreements; (viii) the level of the Company’s revenue or sales in particular geographic areas and/or for particular products, and the market share for any of the Company’s products; (ix) the Company’s current strategy, including the Company’s corporate objectives and research and development and collaboration opportunities; (x) the Company’s and Bausch & Lomb’s performance under the existing supply agreement for certain of the ophthalmic viscoelastic products, the Company’s ability to remain the exclusive global supplier for AMVISC and AMVISC Plus to Bausch & Lomb, and the Company’s expectations regarding revenue from ophthalmic products; (xi) the Company’s ability, and its distribution partner’s ability, to market its aesthetic dermatology product; (xii) the Company’s intention to increase market share for joint health products in international and domestic markets or otherwise penetrate growing markets for osteoarthritis of the knee and other joints; (xiv) the Company’s ability to license its aesthetics product to new distribution partners outside of the United States; (xiii) the rate at which the Company uses cash, the amounts used and generated by operations, and expectations regarding the adequacy of such cash; (xv) possible negotiations or re-negotiations with existing or new distribution or collaboration partners; (xvi) expectations regarding the Company’s existing manufacturing facility and the Bedford, MA facility, the Company’s expectations related to costs, including financing costs, to build-out and occupy the new facility, and the Company’s ability to obtain FDA licensure for the facility; (xvii) the Company’s ability to comply with debt covenants and obtain additional funds through equity or debt financings, strategic alliances with corporate partners and other sources, to the extent the Company’s current sources of funds are insufficient; (xviii) the Company’s plans to address the FDA’s Warning Letter and Form 483 Notice of Observations and the impact any associated regulatory action would have on its business and operations; and (xix) the Company’s expectations regarding its joint health products, including expectations regarding new products, expanded uses of existing products, new distribution and revenue growth, next generation osteoarthritis/joint health product developments, clinical trials, regulatory approvals, and commercial launches, HYVISC sales, the development and commercialization of INCERT, and the market potential for INCERT, HYDRELLE product sales in the U.S., product gross margin, next generation osteoarthritis/joint health product developments, clinical trials, regulatory approvals, and commercial launches, commencement of clinical trial for CINGAL and ability to obtain regulatory approvals for CINGAL, existing aesthetics product’s line extensions, increases in operating expenses, including research and development and selling, general and administrative expenses, capital expenditures spending and decline in interest income, Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and on Form 10-Q for the period ended September 30, 2009, as well as those described in the Company’s other press releases and SEC filings.  The Company’s results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.